UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/16/2006

Marriott International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13881

Delaware	52-2055918
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10400 Fernwood Road
Bethesda, MD 20817
(Address of principal executive offices, including zip code)

301-380-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 16, 2006, the Board of Directors (the "Board") of Marriott International, Inc. (the "Company"), upon recommendation of the Board's Nominating and Corporate Governance Committee, amended the Company's Certificate of Incorporation and amended and restated the Company's Bylaws, eliminating the Board's classified structure and adopting majority voting in director elections. On August 21, 2006 the Company filed a Restated Certificate of Incorporation with the Secretary of State of Delaware which integrates the amendment to its Certificate of Incorporation.

The amendments to the Certificate of Incorporation and Bylaws which eliminate the classified Board structure were described in the Company's Definitive Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 22, 2006. Those amendments were subsequently approved (upon recommendation of the Board) by the Company's shareholders at the Company's April 28, 2006 annual meeting of shareholders (the "Annual Meeting"). Pursuant to these amendments, directors elected at the 2005 and 2006 Annual Meetings have agreed to resign effective at the 2007 Annual Meeting. As a result, the entire Board will be voted on at the 2007 Annual Meeting.

Additional amendments to the Bylaws adopt majority voting in director elections, implementing a non-binding shareholder proposal which was also approved (upon recommendation of the Board) at the 2006 Annual Meeting. Specifically, the Bylaws were amended to add a new Section 3.4, which changes the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the nominee will be elected only if the number of shares voted "for" a nominee exceeds the number of votes cast "against" that nominee. In contested elections, where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. In addition, if a nominee who already serves as director is not elected, the director shall offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within 90 days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation.

The Board also approved conforming changes to the Company's Governance Principles, which will be posted on the Company's Investor Relations website (http://www.marriott.com/investor).

This summary is subject to and qualified in its entirety by reference to the text of the Restated Certificate of Incorporation and Amended and Restated Bylaws, which are included as Exhibits 3.(i) and 3.(ii) to this filing and are incorporated in this Item 5.03 by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit 3.(i) - Restated Certificate of Incorporation of the Company.

Exhibit 3.(ii) - Amended and Restated Bylaws of the Company.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

Date: August 22, 2006	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial Information and Risk Management

Exhibit Index

Exhibit No.	Description
EX-3.(i).	Restated Certificate of Incorporation of the Company.
EX-3.(ii).	Amended and Restated Bylaws of the Company.